UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): October 2, 2023

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission by ADT Inc., a Delaware corporation (“ADT” or the “Company”) on August 8, 2023, ADT entered into an Equity Purchase Agreement (the “Commercial Purchase Agreement”) dated as of August 7, 2023 with Iris Buyer LLC, a Delaware limited liability company and affiliate of GTCR LLC (“GTCR”), and, solely for certain purposes set forth in the Commercial Purchase Agreement, Fire & Security Holdings, LLC (“F&S Holdings”), a Delaware limited liability company and an indirect, wholly owned subsidiary of ADT, pursuant to which GTCR agreed to purchase all of the issued and outstanding equity interests of F&S Holdings (the “Commercial Transaction”), which directly or indirectly held all of the issued and outstanding equity interests in the subsidiaries of ADT that operated ADT’s Commercial business (the “Commercial Business”).
On October 2, 2023, and pursuant to the Commercial Purchase Agreement, GTCR acquired all of the issued and outstanding equity interests of F&S Holdings (the “Commercial Divestiture”). The gross purchase price was $1,612.5 million in cash, subject to certain customary adjustments as set forth in the Commercial Purchase Agreement.
The unaudited pro forma condensed consolidated statements of operations for ADT for the six months ended June 30, 2023, as well as the years ended December 31, 2022, 2021 and 2020, and an unaudited pro forma condensed consolidated balance sheet as of June 30, 2023, in each case giving effect to the Commercial Divestiture, is attached hereto as Exhibit 99.2.
The foregoing description of the Commercial Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Commercial Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company's Form 8-K filed on August 8, 2023 and is incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Concurrent with the closing of the Commercial Divestiture on October 2, 2023, Mr. Daniel M. Bresingham, Executive Vice President, Commercial, resigned from his position as an executive officer of the Company.
Item 7.01    Regulation FD Disclosure.
On October 2, 2023, ADT issued a press release announcing the completion of the Commercial Divestiture. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.
Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information.
The following unaudited pro forma financial information of ADT, giving effect to the Commercial Divestiture, is attached hereto as Exhibit 99.2:
•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2023;
•Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2023; and
•Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Years Ended December 31, 2022, 2021, and 2020.

Exhibit	Description
2.1	Equity Purchase Agreement, dated as of August 7, 2023, among ADT Inc., Iris Buyer LLC and Fire & Security Holdings, LLC (incorporated by reference to Form 8-K filed with the SEC on August 8, 2023).
99.1	Press release, dated October 2, 2023, regarding the completion of the Commercial Divestiture.
99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2023 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2023 and for the years ended December 31, 2022, 2021, and 2020.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 2, 2023	ADT Inc.

		By:	/s/ Richard Mattessich
Richard Mattessich
Vice President and Deputy General Counsel, Corporate & Securities